EXHIBIT 11


                        Computation of Earnings Per Share



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                                   EXHIBIT 11
                           FIRST FINANCIAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

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
                                                                    FOR THE                                FOR THE
                                                               THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                    JUNE 30,                               JUNE 30,
                                                               ------------------                    --------------
                                                                1997             1996                 1997             1996
                                                               ------           ------               ------           -----
                                                                                (In thousands, except
                                                                                   per share data)

PRIMARY EARNINGS PER SHARE

INCOME BEFORE EXTRAORDINARY ITEM                               $19,980          $17,581              $39,090         $34,915

EXTRAORDINARY ITEM                                                  --               --                   --            (686)
                                                               -------          -------              -------         -------

NET INCOME                                                     $19,980          $17,581              $39,090         $34,229
                                                               =======          =======              =======         =======

SHARES:

   Weighted average common shares
    outstanding                                                 36,214           37,372               36,477          37,316
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        788              767                  809             779
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          37,002           38,139               37,286          38,095
                                                               =======          =======              =======         =======

PRIMARY EARNINGS PER COMMON SHARE:

   Income before extraordinary item                            $   .54          $   .46              $  1.05         $   .92
   Extraordinary item                                               --               --                   --            (.02)
                                                               -------          -------              -------         -------
   Net income                                                  $   .54          $   .46              $  1.05         $   .90
                                                               =======          =======              =======         =======


FULLY DILUTED EARNINGS PER SHARE

INCOME BEFORE EXTRAORDINARY ITEM                               $19,980          $17,581              $39,090         $34,915

EXTRAORDINARY ITEM                                                  --               --                   --            (686)
                                                               -------          -------              -------         -------

NET INCOME                                                     $19,980          $17,581              $39,090         $34,229
                                                               =======          =======              =======         =======

SHARES:

   Weighted average common shares
    outstanding                                                 36,214           37,372               36,477          37,316
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        812              768                  842             797
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          37,026           38,140               37,319          38,113
                                                               =======          =======              =======         =======


FULLY DILUTED EARNINGS PER COMMON SHARE:

   Income before extraordinary item                            $   .54          $   .46              $  1.05         $   .92
   Extraordinary item                                               --               --                   --            (.02)
                                                               -------          -------              -------         -------
   Net income                                                  $   .54          $   .46              $  1.05         $   .90
                                                               =======          =======              =======         =======

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